EXHIBIT 99.1


Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

October 26, 2001

Dear Sir/Madam:

We have read paragraphs 1, 2, 4 and 5 of Item 4 included in the Form 8-K dated October 26, 2001 of Interplay Entertainment Corp. to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein. With respect to the information included in paragraph 3, we have no direct knowledge of the Company's process to replace us with new accountants and cannot comment on that information.

Very truly yours,

/s/ Arthur Andersen LLP

ARTHUR ANDERSEN LLP

Copy to:
Mr. Herve Caen, President, Interplay Entertainment Corp.